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                                                                  EXHIBIT-99.B20


                            GODFREY & KAHN, S.C.
                              ATTORNEYS AT LAW
                           780 North Water Street
                         Milwaukee, Wisconsin 53202
                  Phone: (414) 273-3500 Fax: (414) 273-5198


                              February 25, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                 Re: Strong International Stock Fund, Inc.

Gentlemen:

                 We represent Strong International Stock Fund, Inc. (the "Company"), in connection with its filing of Post-Effective Amendment No. 8 (the "Post-Effective Amendment") to the Company's Registration Statement (Registration Nos. 33-45108; 811-6524) on Form N-1A under the Securities Act of 1933 (the "Securities Act") and the Investment Company Act of 1940. The Post-Effective Amendment is being filed pursuant to Rule 485(b) under the Securities Act.

                 We have reviewed the Post-Effective Amendment and, in accordance with Rule 485(b)(4) under the Securities Act, hereby represent that the Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

                                           Very truly yours,

                                           GODFREY & KAHN, S.C.

                                           /s/ Scott A. Moehrke
                                           --------------------
                                           Scott A. Moehrke